EXHIBIT 21.1
List of Subsidiaries

		Jurisdiction of	Name Under Which the
	Subsidiary	Incorporation	Subsidiary Does Business
1.	PSA Participações Ltda.	Brazil	Perdigão
2.	PDF Participações Ltda.	Brazil	Perdigão
3.	Sino dos Alpes Alimentos Ltda.	Brazil	Perdigão, PSA and PDF
4.	Avipal Nordeste S.A.	Brazil	Perdigão
5.	Avipal S.A. Construtora Incorp.(2)	Brazil	Perdigão
6.	Avipal Centro-Oeste S.A.	Brazil	Perdigão
7.	Avipal S.A. Alimentos	Brazil	Perdigão
8.	Estab. Levino Zaccarrdi y Cia. S.A.	Argentine	Perdigão and Avipal S.A. Alimentos
9.	UP Alimentos Ltda.	Brazil	Perdigão
10.	Perdigão Trading S.A.(2)	Brazil	Perdigão
11.	Perdigão Export Ltd.(2)	Cayman Islands	Perdigão
12.	Crossban Holdings GMBH.(1)	Austria	Perdigão
13.	Perdix International Foods Comércio Internacional Lda.	Portugal	Perdigão and Crossban
14.	Perdigão International Ltd.	Cayman Islands	Perdigão and Crossban
15.	BFF International Ltd.(2)	Cayman Islands	Perdigão, Crossban and Perdigão International
16.	Highline International Ltd.(2)	Cayman Islands	Perdigão, Crossban and Perdigão International
17.	Perdigão UK Ltd.	United Kingdom	Perdigão and Crossban
18.	Perdigão France SARL	France	Perdigão and Crossban
19.	Perdigão Holland B.V.	Netherlands	Perdigão and Crossban
20.	Perdigão Nihon K.K.	Japan	Perdigão and Crossban
21.	Perdigão Asia PTE Ltd.	Singapore	Perdigão and Crossban
22.	Perdigão Hungary	Hungary	Perdigão and Crossban
23.	Plusfood UK Ltd	United Kingdom	Perdigão and Crossban
24.	Acheron Beteiligung-sverwaltung GMBH(1)	Austria	Perdigão and Crossban
25.	Plusfood Groep B.V	Netherlands	Perdigão, Crossban and Perdigão Holland
26.	Plusfood B.V	Netherlands	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
27.	Plusfood Constanta SRL	Romania	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
28.	Plusfood Finance UK LTD	United Kingdom	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
29.	Fribo Foods Ltd	United Kingdom	Perdigão, Crossban, Perdigão Holland, Plusfood Groep and Plusfood Finance UK
30.	Plusfood France SARL	France	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
31.	Plusfood Iberia SL	Spain	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
32.	Plusfood Italia SRL	Italy	Perdigão, Crossban, Perdigão Holland and Plusfood Groep
33.	HFF Participações S.A.(2)	Brazil	Sadia
34.	Sadia S.A.	Brazil	Sadia
35.	Wellax Food Logistics C.P.A.S.U. Lda.	Portugal	Sadia

(1)	Holding company for investments abroad.

(2)	Companies with no operating activities.
     The Acheron Beteiligungsverwaltung GmbH subsidiary owns one hundred direct subsidiaries in Madeira Island, Portugal, whose purpose is to operate in the European market and to enable us to increase our participation in that market to the extent exports of poultry to Europe are regulated through quotas.